EXHIBIT 5.1

                         KRUSE, LANDA & MAYCOCK, L.L.C.
                          EIGHTH FLOOR, BANK ONE TOWER
                          50 WEST BROADWAY (300 SOUTH)
                        SALT LAKE CITY, UTAH  84101-2034
JAMES R. KRUSE                                      TELEPHONE:  (801) 531-7090
ELLEN MAYCOCK                                       TELECOPY:  (801)  531-7091
DAVID R. KING                  MAILING ADDRESS                  (801) 359-3954
KEITH L. POPE               Post Office Box 45561
LYNDON L. RICKS        Salt Lake City, Utah  84145-0561         www.klmlaw.com
JODY L. WILLIAMS
STEVEN G. LOOSLE
RICHARD C. TAGGART
DAVID C. WRIGHT
PAMELA S. NIGHSWONGER                                               Of Counsel
SHANE L. HANNA                                                 HOWARD S. LANDA

                                 June 11, 1999




FX Energy, Inc.
3006 Highland Drive, Suite 206
Salt Lake City, Utah 84106

          Re:  Registration Statement on Form S-3

               " Debt Securities
               " Common Stock, par value $0.001 per share
               " Preferred Stock, par value $0.001 per share
               " Depositary Shares
               " Warrants
               " Guarantees of Debt Securities

Ladies and Gentlemen:

     We have acted as counsel for FX Energy, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Securities Act"), on a Registration Statement on Form S-3 (the "Registration Statement") of the offer and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities for an aggregate initial offering price not to exceed $100,000,000: (i) debt securities of the Company ("Debt Securities"); (ii) shares of common stock, par value $0.001 per share, of the Company ("Common Stock"); (iii) shares of preferred stock, par value $0.001 per share, of the Company ("Preferred Stock"); (iv) depositary shares representing fractional interests in Preferred Stock ("Depositary Shares");(v) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants"); and (vi) guarantees of Debt Securities (the "Guarantees" and, together with the Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants, the "Securities").

     For purposes of rendering the opinions contained in this letter, we have reviewed those agreements, records and documents as we have deemed relevant in order to render the opinions set forth herein, including (a) the articles of incorporation and the bylaws of the Company in effect as of the date hereof, and (b) the Indenture in the form of Exhibit 4.3 to the Registration Statement to be executed by the Company and the trustee (the "Indenture"), pursuant to which Debt Securities may be issued.

     As to certain questions of fact material to our opinions that we have not independently established, we have relied upon certificates from officers of the Company and upon certificates of public officials.

     In rendering the following opinions, we have assumed (a) all information contained in all documents reviewed by us is true and correct, (b) the genuineness of all signatures on all documents reviewed by us, (c) the authenticity and completeness of all documents submitted to us as originals, (d) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies, (e) each natural person signing any document reviewed by us had the legal capacity to do so, and (f) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

     Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that:

     1.   With respect to Debt Securities to be issued under the Indenture, when
(a) the Indenture has been duly authorized and validly executed and delivered by the Company to the trustee, (b) the Indenture has been duly qualified under the Trust Indenture Act of 1939, (c) the Company's Board of Directors (the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and
(d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     2. With respect to shares of Common Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company's Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid and nonassessable.

     3. With respect to shares of Preferred Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Designation of Rights, Privileges and Preferences relating to such Preferred Stock (a "Designation") and the filing of the Designation with the Secretary of State of the State of Nevada, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be legally issued, fully paid and non assessable.

     4. With respect to Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Designation relating to the Preferred Stock underlying such Depositary Shares and the filing of the Designation with the Secretary of State of the State of Nevada, (b) the Depositary Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the Depositary appointed by the Company, (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the Depositary forth in the Registration Statement) under the applicable Depositary Agreements, and (d) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement and the applicable definitive purchase, underwriting or similar agreements approved by the Board upon payment of the consideration therefore provided for therein, the Depositary Shares will be legally issued.

     5. With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company's Board upon payment of the consideration therefor provided for therein, the Warrants will be legally issued.

     6. With respect to Guarantees, when (a) the Indenture or an appropriate supplemental indenture, if any, has been duly authorized and validly executed and delivered by a Guarantor to the Trustee, (b) such Guarantor's Board of Directors has taken all necessary corporate action to approve the issuance and terms of such Guarantees, the terms of the offering thereof and related matters,
(c) the related Debt Securities have been properly issued as contemplated in paragraph 1 of this opinion, and (d) the Guarantees have been duly executed, issued and delivered in accordance with the provisions of the Indenture (if applicable) and the applicable definitive purchase, underwriting or similar agreement approved by such Guarantor's Board of Directors upon the payment of the consideration therefor provided for therein, such Subsidiary Guarantees will be legally enforceable against the Guarantor in accordance with their terms.

     The opinions expressed above are subject in all respects to the following assumption, exceptions and qualifications:

          A. We have assumed that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Securities Act or pursuant to any other law); (c) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (f) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

          B. In rendering the opinions in paragraph 1 and 6, we have assumed that the trustee is or, at the time the Indenture is signed, will be qualified to act as trustee under the Indenture and that the trustee has or will have duly executed and delivered the Indenture.

          C. The enforceability of the Indenture and the Guarantees and provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such principles or equity include concepts of materiality, reasonableness, good faith and fair dealing, and also to the possible unavailability of specific performance or injunctive relief.

          D. We express no opinion respecting (a) the enforceability of provisions in the Indenture, Guarantees, or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of notices or defenses, or waivers of benefits of, or other rights that cannot be effectively waived under, applicable laws; (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws or (c) the enforceability of Sections 2.18, 11.07 and 14.11 of the Indenture.

          E. We note that the Indenture by its terms purports to be governed by the laws of the State of New York and that the terms of the Warrants and Guarantees, when determined, may be governed by the laws of a jurisdiction other than the State of Utah or other than the Domestic and Foreign Corporation Laws of the State of Nevada. While we express no opinion with respect to the laws of the State of New York or such other jurisdictions in rendering these opinions, we have assumed that the internal laws of the State of New York and such other jurisdictions are the same as the internal laws of the State of Utah. We have not conducted any analysis to determine whether that assumption is correct.

          F. The opinions expressed in this letter are limited to the laws of the State of Utah, the Domestic and Foreign Corporation Laws of the State of Nevada, and the federal laws of the United States of America.

     We consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     This opinion is rendered on the date hereof, and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

                               Very truly yours,

                               KRUSE, LANDA & MAYCOCK, LLC


                              /s/ Kruse, Landa & Maycock, LLC

KLM/JRK:sp